[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 10.46

SUPPLY AGREEMENT

This Agreement is made as of June 18, 2007 (the “Effective Date”) between Global Expertise Wafer Division Ltd., a private company limited by shares incorporated in the British Virgin Islands with it registered number of 651896 and regional office in Malaysia at Suite 22.01, Level 22 Menara Citibank, 165 Jalan Ampang, 50450 Kuala Lumpur, Malaysia (hereinafter ‘GEWD”) and HOKU MATERIALS, INC. a Delaware corporation with its principal place of business located at 1075 Opakapaka Street, Kapolei, Hawaii USA 96707 (hereinafter “HOKU”).

RECITALS

Whereas, HOKU has commenced the design, engineering and construction of a polysilicon production plant with annual rated capacity of 2,000 metric tons (the “Initial Capacity”).

Whereas, HOKU has allocated [*] of its Initial Capacity to third party customers pursuant to long-term contracts,

Whereas, HOKU is planning to increase its annual production capacity by up to 1,000 metric tons (the “Expansion Capacity”) to a total of up to 3,000 metric tons of polysilicon production capacity per year.

Whereas, HOKU desires to supply polysilicon from its [*] to GEWD for its general use beginning in the second half of calendar year 2009 for a continuous period of seven years thereafter;

Whereas, in exchange for HOKU’s agreement to allocate the supply of polysilicon GEWD desires to provide HOKU with a firm order for polysilicon at agreed prices upon the terms and conditions provided herein.

NOW THEREFORE, in furtherance of the foregoing Recitals and in consideration of the mutual covenants an obligations set forth in this Agreement, the Parties hereby agree as follows:

1. Definitions

The following terms used in this Agreement shall have the meanings set forth below:

1.1 “Agreement” shall mean this Supply Agreement and all appendices and exhibits annexed to this Agreement as the same may be amended from time to time in accordance with the provisions hereof.

1.2 “Commencement Date” shall mean the first day of the calendar month in which HOKU commences deliveries to GEWD of a minimum of [*] metric tons ([*] kilograms) of the Product (the “Minimum Initial Shipment”). For example, if HOKU delivers the Minimum Initial Shipment to GEWD in the month of September, 2009, the first day of September 2009 shall be the Commencement Date and shall mark the beginning of the 1st Contract Year during the seven year Term of this Agreement, as further defined below.

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.3 “Contract Year” shall mean each of the seven (7) twelve-month periods commencing on the Commencement Date.

1.4 “ Excess Shipment” means the shipment of all or any remaining balance of the Minimum Annual Quantity of Product, as hereinafter, defined, prior to the end of any current Contract Year as described in Section 3.2 of this Agreement.

1.5 “Expansion Capacity” has the meaning set forth in the Recitals to this Agreement.

1.6 “HOKU Facility” means HOKU’s manufacturing facility in Pocatello, Idaho that is designed to produce up to 2,000 metric tons of Products per year and which HOKU has represented to GEWD it is planning to expand by up to an additional 1,000 metric tons to up to 3,000 metric tons of Product per year, including all buildings and other improvements now or hereafter owned, developed, constructed, or leased by HOKU at such facility and used in the development, manufacture, processing, storage, or distribution of Products, together with all machinery and equipment used or usable in the operation of such buildings and improvements.

1.7 “Initial Capacity” has the meaning set forth in the Recitals to this Agreement.

1.8 “Issuing Banks” means the banks issuing the GEWD Letters of Credit pursuant to this Agreement.

1.9 “Liabilities” shall mean, collectively, any claims costs, obligations, liabilities, damages, fines, penalties, amounts paid as restitution or disgorgement, actual amounts paid (whether directly or indirectly) to provide internal services that would otherwise be a liability if provided by a contractor, amounts paid in settlement and expenses (including attorneys’ fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, action, suit or other proceeding or demand), whether or not absolute, accrued, contingent, determined or determinable.

1.10 “Losses” shall mean all Liabilities, losses, claims, damages, taxes, penalties, fines and assessments, interest, profits, injuries, awards, judgments and costs, expenses and disbursements (including all court costs and all reasonable attorneys’ and consultants’ fees, expenses and disbursements).

1.11 “Minimum Annual Quantity of Product” means [*] metric tons ([*] kilograms) of Product.

1.12 “Order” shall mean GEWD’s firm order for [*] metric tons of the Product to be supplied by HOKU pursuant to Section 2 hereof.

1.13 “Pricing Schedule” shall be the schedule of fixed prices for the Product as set forth in Appendix of this Agreement; provided, however that such fixed prices may be increased pursuant to Section 5.7 below.

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.14 “Proceeding” shall mean any claim, complaint, action, litigation, suit, proceeding, formal investigation, inquiry, audit or review of any nature, civil, criminal, regulatory, administrative or otherwise, before or by any governmental authority.

1.15 “Product(s)” shall mean the raw polysilicon in chunk form manufactured by HOKU and sold to GEWD pursuant to this Agreement.

1.16 “Quality Specifications” shall be the Product specifications described in Section 8 and attached hereto as Appendix 2.

1.17 “GEWD Letters of Credit” means the letters of credit described in Section 5.3.1 of this Agreement.

1.18 “Shipment Schedule” means the shipment schedule described in Section 4.2 of this Agreement.

1.19 “Term” means the term during which this Agreement is in effect commencing on the Effective Date and Continuing through the seven (7) year period from the Commencement Date, as more specifically set forth in Section 11.1 of this Agreement.

2. Ordering Each Contract Year during the Term of this Agreement, GEWD agrees to purchase from HOKU, and HOKU agrees to sell to GEWD, the Minimum Annual Quantity of Product in accordance with the Pricing Schedule. This Agreement constitutes a firm order from GEWD for [*] metric tons of Product at said fixed prices that cannot be amended or cancelled during the Term of this Agreement, except as set forth in Section 11 below.

3. Supply Obligations

3.1 HOKU shall deliver to GEWD or to its designated recipient in each Contract year at least the Minimum Annual Quantity of Product in approximately equal monthly shipments; provided, however, that if HOKU fails to deliver a monthly shipment, then HOKU may deliver any deficiency during the following [*] days without breaching this section and without incurring any penalty. Notwithstanding the preceding sentence, HOKU shall promptly inform GEWD of any occurrence which will, or may be expected to, result in material delay in delivery date of the monthly shipment or in other deviations from the Shipping Schedule (Section 4.2). HOKU shall use all commercially reasonable efforts to make complete delivery of Products scheduled for monthly shipment or, if later, at the first practicably available time.

3.2 Notwithstanding the foregoing, at any time during the Term of this Agreement, HOKU may ship to GEWD up to the full cumulative balance of Minimum Annual Quantity of Product to be shipped through to the end of the current Contract Year (an “Excess Shipment”), which shall be credited against each subsequent monthly shipment of Minimum Annual Quantity of Product in that current Contract Year. For example, if the Minimum Annual Quantity of Product for a given Contract Year is [*] metric tons, and if HOKU delivers [*] metric tons in January, then the next shipment of [*] metric tons is not required until the following Contract Year.

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.3 HOKU intends to manufacture the Products at its factory; however, notwithstanding anything to the contrary herein, HOKU may deliver to GEWD Products that are manufactured by a third party other than HOKU, where HOKU is acting only as a reseller or distributor of such Products; and provided that the Products meet the Quality Specifications (Appendix 2) and prices set forth in this Agreement (Appendix 1) and further provided that HOKU shall remain primarily liable for the acts and omissions of such third party in failing to meet such Quality Specifications.

3.4 If HOKU does not supply the Products pursuant to Section 3.1 or 3.3 within [*] days of the scheduled delivery date, HOKU will adjust the purchase price for the applicable Products. Such purchase price reduction shall be [*] of the purchase price of the respective delayed Products for each week or part thereof that the Product shipment is delayed beyond the [*] day grace period. Any purchase price reduction incurred as a result of this Section 3.4 will be immediately creditable by HOKU to the future invoiced price of the Products to be paid by GEWD commencing upon the date on which the purchase price reduction becomes due. In lieu of the credit to the invoiced price to be paid by GEWD, HOKU may make a cash payment to GEWD in the amount of the purchase price reduction. Notwithstanding anything to the contrary, the maximum amount of such purchase price reduction or optional cash payment shall not exceed [*] of the value of the respective delayed Products. Monthly shipments which are delayed beyond [*] days shall be deemed to constitute a material breach of this Agreement pursuant to Section 11.2.1 below.

3.5 Option to GEWD. If, during the Term of this Agreement, HOKU (A) increases its production capacity of Products beyond the currently planned 3,000 metric tons per year, or (B) enters into bona fide negotiations for long-term contracts beyond the seventh year after the Commencement Date (other than contracts and obligations entered into prior to the Effective Date), then HOKU shall provide a right of first offer to GEWD whereby GEWD may elect to (x) increase the volume of Products purchased from HOKU beyond the Minimum Annual Quantity of Product in the case of (A) above, or (y) negotiate for an extension of the term of this Agreement beyond the end of the seventh year after the Commencement Date, in the case of (B) above. Such rights shall be limited to GEWD’s pro rata share of total Products being sold by HOKU to third parties that are not affiliates of HOKU. For purposes of this Section 3.5, the “pro rata share” shall be equal to the Minimum Annual Quantity of Product then in effect under this Agreement divided by the total of all Products being sold by HOKU to third parties (including GEWD) that are not affiliates of HOKU pursuant to long-term contracts (i.e., contracts with a delivery term that is greater than or equal to five years). To further clarify, GEWD’s rights of first offer shall not apply to any Products that will be sold to HOKU affiliates for their own consumption. Stated differently, GEWD’s right of first offer shall apply to any Products which HOKU sells or otherwise assigns to an affiliate for the purpose of sale or re-sale into the market. GEWD’s rights of first offer shall forever expire if not exercised in writing within thirty (30) days after receipt of bona fide written notice from HOKU of such planned increase in capacity (in the case of (A) above), or planned negotiation of long-term contracts beyond the seventh year after the Commencement Date (in the case of (B) above), and HOKU may thereafter offer and sell such Products to third parties on the same or different terms originally offered to GEWD. It is further understood that GEWD’s exercise of these rights of first offer may require a pre-payment to HOKU for a percentage of the new Products to be sold to GEWD, ad that pricing and other material terms of any new agreement may be materially different from the terms of this Agreement.

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4. Shipping & Delivery

4.1 The first shipment is scheduled to occur on or before December 31, 2009.

4.2 Except as otherwise provided in Section 3.3 above, shipments shall be made from HOKU’s facility in accordance with a shipment schedule that will be provided by HOKU at the beginning of each Contract Year under this Agreement (the “Shipment Schedule”). The Shipment Schedule shall provide for approximately equal monthly shipments that add up to the Minimum Annual Quantity of Products at the end of the respective Contract Year and shall be confirmed, updated or changed by HOKU on a three month (rolling) basis during the Contract Year. HOKU shall immediately notify GEWD in writing in the event shortfalls in production or delays in shipment are expected to occur; provided, however, that such notification, or the failure to provide such notification, shall not be deemed a material breach of this Agreement if made within 21 days following HOKU having gained knowledge of the facts and circumstances causing the delay in shipment.

4.3 HOKU shall not be responsible for loading the Products on any vehicle provided by GEWD or for clearing the Products for export, unless otherwise agreed. All shipments of the Products shall be EX WORKS EXW HOKU’s production facility (INCOTERMS 2000). GEWD shall bear all costs and risks involved in loading and transporting the Products from HOKU’s production facility to GEWD’s desired destination. Title to the Products and risk of loss shall transfer to GEWD EX WORKS EXW HOKU’s production facility.

5. Pavements & Advances

5.1 Initial Deposit. On the Effective Date, GEWD shall provide HOKU with an initial deposit of Two Million Dollars ($2,000,000) (“Initial Deposit”), such Initial Deposit to be refunded to GEWD in full if (i) HOKU is unable to secure financing for the facility pursuant to Section 11.4, (ii) HOKU is unable to complete the [*] and/or the [*] in accordance with the provisions of Sections 5.2.1 and 5.2.3 below, or (iii) if the Commencement Date of this Agreement as defined in Section 1.3 above does not take place prior to January 1, 2010.

5.2 Main Deposit

5.2.1 Except as provided in Section 5.3 below, GEWD shall pay to HOKU in two cash installments the additional sum of Fifty Million Nine Hundred Fifty Thousand U.S. Dollars ($50,950,000) (the “Main Deposit”) as an advance deposit for Products to be delivered under this Agreement. The sum of the Initial Deposit and Main Deposit shall be the “Total Deposit”. The payment of this deposit shall be subject to the conditions set forth in Sections 5.3.3 and 5.3.4 below. The payment of the Main Deposit shall proceed as follows:

5.2.2 GEWD agrees to pay HOKU either from immediately available funds or from the GEWD Letters of Credit described in Section 5.3.1 below, sixty percent (60%) of the Main Deposit within [*] business days after HOKU and GEWD confirm that HOKU has successfully completed one “[*]” as defined in Section 5.2.3 below. GEWD, at its expenses, shall attend the [*] to verify the results of the [*]. HOKU shall provide written notice to GEWD no less than ten (10) business days prior to the [*]. GEWD shall be permitted to send its independent expert, [*] to attend the [*]. The costs of such expert’s participation in these tests shall be borne by GEWD. HOKU and GEWD, or its independent expert, shall complete and sign the [*] Certificate (as defined in Section 5.3.2(i) below) upon

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

completion of each [*], whether or not such [*] is a success. In the event that the [*] is not successful, HOKU shall be given an additional [*] day period within which to repeat the [*] an unlimited number of times; provided, however, that GEWD shall attend each such repeat [*] and HOKU shall provide written notice to GEWD no less than ten (10) business days prior to each such repeat [*]. If, upon completion of all repeated [*] within such [*] day period, HOKU is unsuccessful in completing the [*], GEWD shall be entitled to issue HOKU immediate written notice of cancellation of this Agreement. In this event, HOKU shall be bound to refund the Initial Payment to GEWD within the thirty (30) days from the receipt of GEWD’s cancellation notice and to return the GEWD Letters of Credit. Any third party, expert or advisor, including without limitation, [*], whom GEWD requests to view the [*] must not be a competitor to HOKU, and must sign a confidentiality and non-compete agreement prior to participating in the [*].

5.2.3 For purpose of this Agreement, a “[*]” means [*].

5.2.4 GEWD agrees to pay either from immediately available funds or from the GEWD Letters of Credit the remaining forty percent (40%) of the Main Deposit to HOKU within [*] business days after HOKU and GEWD confirm that HOKU has successfully achieved the values set out in the agreed specification for the performance of the “[*]” as further described in Section 5.2.5 below. GEWD, at its expense, shall attend the [*]. HOKU shall provide written notice to GEWD no less than ten (10) business days prior to the [*]. GEWD shall be permitted to send its independent expert, [*], to attend the [*]. The costs of such expert’s participation in these tests shall be borne by GEWD. HOKU and GEWD, or its independent expert, shall complete and sign the [*] Certificate (as defined in Section 5.3.4(i) below) upon completion of each [*], whether or not such [*] is a success. In the event that the [*] is not successful, HOKU shall be given an additional [*] day period within which to repeat the [*] an unlimited number of times; provided, however, that GEWD shall attend each such repeat [*] and HOKU shall provide written notice to GEWD no less than ten (10) business days prior to each such repeat [*]. If, upon completion of all repeated [*] within such [*] day period, HOKU is unsuccessful in completing the [*], GEWD shall be entitled to issue HOKU immediate written notice of cancellation of this Agreement and to demand immediate return of the GEWD Letters of Credit. In this event, HOKU shall be bound to refund to GEWD, within thirty (30) days from the receipt of GEWD’s cancellation notice, the Initial Payment and that portion of the Main Deposit that has been paid to HOKU pursuant to Section 5.2.2 above. Any third party, expert or advisor, including without limitation, [*], whom GEWD requests to view the [*] must not be a competitor to HOKU, and must sign a confidentiality and non-compete agreement prior to participating in the [*].

5.2.5 For purposes of this Agreement, a “[*]” means [*].

5.3 The GEWD Letters of Credit

5.3.1 In addition to the payment of the Initial Deposit in cash pursuant to Section 5.1 above, GEWD shall deliver to HOKU one or more confirmed irrevocable letters of credit in favor of HOKU to secure HOKU against GEWD’s failure to pay the Main Deposit pursuant to Sections 5.2.2 and 5.2.4 above. Such letters of credit shall be issued to HOKU in accordance with the following schedule: (A) on or before June 30, 2007, GEWD shall deliver to HOKU one or more letters of credit in an aggregate amount that is greater than or equal to Twenty-five Million U.S. Dollar ($25,000,000) the “Primary Letter of Credit:”); and (B) on or before September 30, 2007, GEWD shall deliver to HOKU one or more additional GEWD Letters of Credit in an aggregate amount that is equal to

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the difference between the Main Deposit (as defined in Section 5.2.1 above) and the Primary Letter of Credit (the “Secondary Letter of Credit” and together with the Primary Letter of Credit, the “GEWD Letters of Credit”). Unless drawn against in full in payment of the Main Deposit or returned to GEWD for any of the reasons set forth in Section 5.1, the GEWD Letters of Credit shall be valid for twenty-four (24) calendar months following the execution date of this Agreement and shall be automatically renewable without the requirement of consent from GEWD until the Commencement Date. The GEWD Letters of Credit shall be substantially in the form attached to this Agreement as Appendix 3 and shall be subject to prior approval and possible amendment in language by the Issuing Banks and the Senior Lender (as defined in 7.3 below).

5.3.2 The terms of the GEWD Letters of Credit shall entitle HOKU to make two drafts against the GEWD Letters of Credit in payment of the first 60% installment of the Main Deposit (Section 5.2.2 above) and, at a later date not to exceed [*] days from the date of draw of the 60% installment, the second installment of the Main Deposit in payment of the remaining 40% portion of the Main Deposit (Section 45.2.4 above).

5.3.3 HOKU shall only be entitled to the draw down against the GEWD Letters of Credit of the first installment of the Main Deposit in accordance with the following procedure:

(i) HOKU shall deliver to GEWD a notarized certificate in substantially the form of Appendix 4 attached to this Agreement (the “[*] Certificate”) signed by HOKU’s Chief Executive Officer certifying that the [*] (as defined above) has been successfully completed; and

(ii) GEWD shall deliver to HOKU a notarized [*] Certificate signed by (i) an officer of GEWD who is also holding a management position with Solar-Fabrik AG, Munzinger Strasse 10, 79111 Freiburg, Germany or (ii) a manager of Solar-Fabrik AG duly authorized to act on behalf and in the name of GEWD, such due authorization to be demonstrated by appropriate documents (such person hereinafter “Officer of GEWD”, or its authorized third party representative, certifying that the [*] has been successfully completed. The Officer of GEWD, or its authorized third party representative, as applicable, must have a reasonable basis for refusing to sign the [*] Certificate, such reasonable basis to include, but not be limited to, [*]’s determination that the [*] was unsuccessful. The [*] Certificate may be signed by HOKU and GEWD in multiple counterparts.

5.3.4 HOKU shall only be entitled to the draw down against the GEWD Letters of Credit of the second installment of the Main Deposit in accordance with the following procedure:

(i) HOKU shall deliver to GEWD a notarized certificate in substantially the form of Appendix 5 attached to this Agreement (the “[*] Certificate”) signed by HOKU’s Chief Executive Officer certifying that the [*] (as defined in Section 5.2.5 above) has been successfully completed; and

(ii) GEWD shall deliver to HOKU a notarized [*] Certificate signed by (i) an Officer of GEWD who is also holding a management position with Solar-Fabrik AG, Munzinger Strasse 10, 79111 Freiburg, Germany, or (ii) an Officer of GEWD, or (iii) its authorized third party representative, certifying that the [*] (as defined above) has been successfully completed. The Officer of

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

GEWD, or its authorized third party representative, as applicable, must have a reasonable basis for refusing to sign the [*] Certificate, such reasonable basis to include, but not be limited to, [*] determination that the [*] was unsuccessful. The [*] Certification may be signed by HOKU and GEWD in multiple counterparts.

5.4 A further condition to HOKU’s drawn down of the first and second installment of the Main Deposit shall be the granting of the security interest in HOKU’s polysilicon assess pursuant to Section 7 of this Agreement.

5.5 The GEWD Letters of Credit must be drawn on a bank located in the United States, which may include a branch office of a foreign bank that is located in the United States, which bank has a minimum long term credit rating by Standards and Poor’s or Moody’s, whichever is lower, of A- with stable outlook (Standard & Poor’s) or A3 (Moody’s), or such other bank as HOKU may approve in its sole discretion. The GEWD Letters of Credit required hereunder shall comply with the Uniform Rules and Customs for Documentary Letters of Credit (Publication of the International Chamber of Commerce #500, 1993 revision).

5.6 In the event that (A) HOKU and GEWD disagree as to the successful completion of the [*] or the [*]; or (B) GEWD or its independent expert does not attend the applicable [*] (after notice having been provided pursuant to Section 5.2.2 or 5.2.4. as applicable); or (C) GEWD or its independent expert does not confirm in writing the success or failure of the applicable test, then the Parties agree to appoint an independent engineer to make the final determination regarding the success or failure of the [*] or the [*], as applicable. The independent engineer shall be reasonably acceptable to both [*] and [*] and such acceptability shall be confirmed by each of [*] and [*] to both Parties; provided, however, that such independent engineer shall not be a competitor to HOKU. The conclusion of the independent engineer shall be final, binding and non-appealable with respect to the success or failure of the applicable test, which would result in HOKU’s right to demand forfeiture of the Initial Deposit or to make a corresponding draw against the GEWD Letters of Credit, or GEWD’s cancellation of this Agreement and right to demand refund of all or any portion of the Total Deposit. The fees and expenses of such independent engineer shall be shared by HOKU and GEWD if the independent engineer was hired to resolve a reasonable disagreement between HOKU and GEWD regarding the success or failure of the applicable test; and such fees and expenses shall be paid solely by GEWD if the independent engineer was hired because GEWD or its independent expert either did not attend the applicable demonstration (after notice having been provided pursuant to Section 5.2.2 or 5.2.4, as applicable), or did not confirm to HOKU in writing either the success or failure of the applicable test.

5.7 If GEWD is unable to provide HOKU the Secondary Letter of Credit on or before September 30, 2007, then HOKU shall have the option, by providing written notice to GEWD on or before December 31, 2007, to reduce the Minimum Annual Quantity of Product as defined in Section 1.9 and the total Order volume as set forth in Section 1.10 to [*] metric tons ([*] kilograms) per year and [*] metric tons over the Term of this Agreement, respectively. Accordingly, if HOKU makes such election, then (A) the amount of the Minimum Initial Shipment defined in Section 1.2 shall be reduced from [*] metric tons to [*] metric tons ([*] kilograms), (B) the Main Deposit shall be reduced to the amount of the Primary Letter of Credit, and (C) the schedule of fixed prices set forth in the Pricing Schedule (Appendix 1) of this Agreement shall be adjusted to reflect higher costs for lower volume as set forth in Appendix 1 (a), which shall apply only in the event that (x) GEWD is unable to provide the

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Secondary Letter of Credit on or before September 30, 2007; and (y) HOKU elects to reduce the Minimum Annual Quantity of Product pursuant to the first sentence of this paragraph. If HOKU has not elected to reduce the Minimum Annual Quantity of Product on or before December 31, 2007, then the Main Deposit shall be reduced to the amount of the Primary Letter of Credit, but all other terms of this Agreement, including without limitation, pricing and delivery terms, shall be unchanged and remain the same as if GEWD had provided the Secondary Letter of Credit.

6. Invoicing and Payment of Product Deliveries

6.1 HOKU shall invoice GEWD at or after the time of each shipment of Products to GEWD or its designated recipient. GEWD is permitted to re-sell all Product(s) comprising the Order; provided, however, that GEWD may not assign its rights or obligations under this Agreement, except in accordance with Section 16.3 below. Taxes, customs and duties, if any, will be identified as separate items on HOKU invoices. All invoices shall be sent to GEWD’s location indicated in the Order. Payment terms for all invoiced amounts shall be [*] days from date of shipment. All payments shall be made in U.S. Dollars. [*]

6.2 The prices for the Products do not include any excise, sales, use, import, export or other taxes, which taxes will be invoiced to an paid by GEWD, provided that GEWD is legally or contractually obligated to pay such taxes. HOKU and GEWD will work together to eliminate the possibility of taxes, but if any such taxes are assessed, HOKU shall promptly remit to GEWD in whole or part any such taxes paid by GEWD which are refunded to HOKU in whole or in part. GEWD shall be responsible for all transportation charges, duties or charges for shipping and handling; thus, the price for the Products shall not include any such charges.

6.3 Late payments and outstanding balances in favor of either HOKU or GEWD after receipt by the respective debtor of a default letter shall accrue interest at the lesser of 18 percent or the maximum rate allowable under applicable law.

7. Security Interest

7.1 Subject to receipt of the Initial Deposit and or payment of any portion of the Main Deposit, pursuant a separate security agreement and related collateral documents, HOKU hereby grants to GEWD a security interest to secure the repayment by HOKU to GEWD of the Total Deposit following any of the events set forth in Sections 11.2.1 through 11.2.3 11.4 and 11.5 below, which shall be subordinated in accordance with Section 7.3 below, in all of the tangible and intangible assets related to HOKU’s polysilicon business (the “Collateral”). In connection with the foregoing, (a) HOKU shall enter into customary collateral documentation reasonably requested by GEWD in order to provide GEWD with perfected security interests and liens on the Collateral, including, without limitation, deeds of trust with respect to the real property and fixtures comprising HOKU’s polysilicon facilities and a security agreement with respect to the Collateral consisting of personal property, (b) HOKU shall cause to be delivered such other items in connection with the Collateral and such documentation as reasonably requested by GEWD, including, without limitation, Uniform Commercial Code financing statements, other items necessary to perfect GEWD’s security interest and liens, opinions of counsel as to matters reasonably requested by GEWD, including the enforceability of the Collateral documents and the creation and perfection of the security interests and liens created thereby, and title insurance policies with respect

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

to the Collateral consisting of real property. Any cost for obtaining the title insurance shall be borne by HOKU.

7.2 HOKU shall cause its applicable holding company to pledge to GEWD all of the equity interests in HOKU and such equity interests shall constitute Collateral for the obligations of HOKU under this Agreement.

7.3 GEWD acknowledges and agrees that the security interests and liens in the Collateral will not be first priority security interests, will be expressly subordinated to HOKU’s third-party lenders (the “Senior Lenders”) that provide up to a maximum of $[*] (gross) in debt financing for the construction of the Initial Capacity of the HOKU Facility, in addition to such other reasonably required debt in order to finance the Expansion Capacity, and may be subordinated as a matter of law to other security interests, and to security interests that are created and perfected prior to the security interest granted to GEWD hereby. GEWD shall enter into subordination agreements with the Senior Lenders on terms and conditions reasonably accept able to the Senior Lenders.

7.4 In addition, GEWD shall enter into collateral, intercreditor and other agreements (the “Collateral Agreements”) with HOKU’s Senior Lenders, and with SANYO Electric Co., Ltd. and HOKU’s other customers who provide prepayments for Products (collectively, “HOKU’s Other Customers”), as may be reasonably necessary to ensure that the security interest granted hereby is pari passu with the security interests that may be granted to HOKU’s Other Customers. GEWD may not unreasonably refuse to sign any such Collateral Agreement, provided that such Collateral Agreement grants GEWD a pari passu priority with respect to HOKU’s Other Customers, and is expressly subordinated to the Senior Lenders. HOKU will cooperate with GEWD in disclosing HOKU’s financing agreements with the Senior Lenders.

7.5 HOKU shall grant the security interest described in Section 7.1 to GEWD prior to any payment of the installments described Sections 5.2.2 and 5.2.4 or to any corresponding draw downs against the GEWD Letters of Credit. The Parties have discussed the nature and scope of HOKU’s bank financing plan. In the event of a material increase by HOKU and/or the Senior Lenders in the anticipated long term bank debt currently estimated at $[*] (gross) of the proposed total project cost for the Initial Capacity of the Hoku Facility, in addition to such other reasonably required debt in order to finance the Expansion Capacity, the result of which would materially diminish the amount of Collateral available to GEWD and HOKU’s Other Customers in the event of a HOKU default or insolvency, GEWD shall have the right to terminate this Agreement pursuant to Section 11.2.1.

7.6 The security interest granted hereby shall continue so long as HOKU continues to maintain any amount of the Total Deposit, and only to the extent of such remaining amount of the Total Deposit being held by HOKU, which has not been credited against the shipment of Products pursuant to this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the Collateral consisting of real property shall secure only the obligations of HOKU to refund any portion of the Total Deposit to GEWD in accordance with the terms of this Agreement.

7.7 HOKU shall use substantially all of the cash proceeds from the Total Deposit, prepayments received from HOKU’s Other Customers, and the principal amount of the debt financing from the Senior Lenders towards the construction and operation of HOKU’s polysilicon production plant

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

as set forth herein (which may include transaction costs, fees, interest and principal payments to the Senior Lenders).

8. Product Quality Guarantee; Warranty Claims

8.1 HOKU warrants to GEWD that the Products shall meet the agreed minimum quality and other specifications set forth in the Quality Specifications of Appendix 2 to this Agreement and be free of defects in material and workmanship. The same warranty shall apply to all Products supplied by a third party supplier under instructions of HOKU. For each shipment, these warranties shall survive for [*] days after the applicable shipment date (the “Warranty Period”).

8.2 Provided that GEWD complies with the return goods policy described in Section 9 hereof, HOKU will, upon prompt notification and compliance with HOKU’s return goods policy, refund in full or replace, at HOKU’s sole option and expense, any Product which does not meet the Quality Specifications. GEWD shall conduct one quality analysis each calendar quarter during each Contract Year from Products delivered by HOKU in order to determine whether the Products comply with the Quality Specifications. In the event, GEWD determines that the delivered Product does not comply with the said Quality Specifications, GEWD shall without undue delay notify HOKU of the nature of the non-compliance and identify the monthly shipment from which the sample was taken.

8.3 No employee, agent or representative of HOKU, other than an executive officer of HOKU, has the authority to bind HOKU to any oral representation or warranty concerning the Products. Any oral representation or warranty made prior to the purchase of any Product and not set forth in writing and signed by a duly authorized executive officer of HOKU shall not be enforceable by GEWD. HOKU makes no warranty and shall have no obligation with respect to damages caused by or resulting from accident, misuse, neglect or unauthorized alternations by GEWD to the Products.

8.4 HOKU’s warranties are limited to those warranties specifically set forth in Section 8.1 above. HOKU EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. HOKU’S SOLE RESPONSIBILITY AND GEWD’S EXCLUSIVE REMEDY FOR ANY CLAIM ARISING OUT OF THE PURCHASE OF ANY PRODUCT IS A FULL REFUND OR REPLACEMENT, AS DESCRIBED ABOVE. IN NO EVENT SHALL HOKU’S LIABILITY EXCEED THE PURCHASE PRICE PAID THEREFOR; NOR SHALL HOKU BE LIABLE FOR ANY CLAIMS, LOSSES OR DAMAGES OF ANY INDIVIDUAL OR ENTITY OR FOR LOST PROFITS OR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR EXEMPLARY DAMAGES, HOWEVER ARISING, EVEN IF HOKU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9. Return Goods Policy

9.1 Provided that GEWD provides written notice to HOKU during the applicable Warranty Period that Products do not meet the Quality Specifications, such Products may be returned to HOKU within [*] days after such notification for replacement or a full refund (at HOKU’s sole option). In the event of a warranty violation, GEWD shall be entitled to demand that HOKU recall all defective Products, in addition to all previously delivered Products, which originated from the same production

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

batch from which the non-complying sample was taken. Notwithstanding the foregoing, and prior to any return of Products pursuant to Section 8 above or this Section 9.1, HOKU shall have an opportunity to conduct a rest or provide for a third party test of the questionable Products to verify any defect. HOKU shall bear all costs for such third party test; provided, however, that GEWD shall reimburse HOKU for such costs if the third party test ultimately determines that the Products are not defective and the warranty claim is not valid.

9.2 To assure prompt handling, GEWD must obtain a return goods authorization number from HOKU and reference this number on return shipping documents. Returns made without the authorization number will be returned to GEWD, freight collect. HOKU reserves the right to reverse any credit issued to GEWD (i) for any Product not returned after authorization and request by HOKU; or (ii) if, upon return, such Product is determined by HOKU not to be defective. HOKU will provide GEWD a copy of any printed provisions of the HOKU Return Goods Policy and any changes or modifications thereof as they occur.

10. Mutual Indemnities

10.1 GEWD Indemnification. Subject to the limitations on liability contained in Section 12, GEWD releases HOKU from any third party claims, and agrees to indemnify, hold harmless and defend HOKU and its affiliates and their respective directors, officers and employees (collectively, the “HOKU Parties”) from and against any and all Losses or Proceedings from any third party claims, arising out of, or based upon (a) any loss caused by Products following transfer of title and risk of loss to GEWD pursuant to this Agreement, (b) any breach of this Agreement by GEWD, or (c) the gross negligence or willful misconduct of any GEWD Party (as defined below) in connection with the performance by GEWD of its obligations under this Agreement, other than any such Losses or Proceedings arising out of or based upon any breach of this Agreement by HOKU or the gross negligence or willful misconduct of HOKU; provided, however, that, if such Losses or Proceedings also arise out of or are based upon any breach of this Agreement by HOKU or the gross negligence or willful misconduct of HOKU, the court adjudicating the matter pursuant to Section 156.2 shall decide on the basis of the relative fault of the Parties the extent to which GEWD’s release and indemnification under this Section 10.1 shall be enforce.

10.2 HOKU Indemnification. Subject to the limitations on remedies and Liability contained in Section 12, HOKU releases GEWD from any third party claims, and agrees to indemnify, hold harmless and defend GEWD and its affiliates and their respective directors, officers and employees (collectively, the “GEWD Parties”), from and against any and all Losses or Proceedings from any third party claims, arising out of, or based upon (a) the manufacture of Products, (b) any loss caused by Products prior to the transfer of title and risk of loss of such Products to GEWD pursuant to this Agreement, (c) any breach of this Agreement by HOKU or (d) the gross negligence or willful misconduct of any HOKU Party in connection wit the performance by HOKU of its obligations under this Agreement, other than any such Losses or Proceedings arising out of or based upon any breach of this Agreement by GEWD or the gross negligence or willful misconduct of GEWD; provided, however, that, if such Losses or Proceedings also arise out of or are based upon any breach of this Agreement by GEWD or the gross negligence or willful misconduct of GEWD, the court adjudicating the matter pursuant to Section 16.2 shall decide on the basis of the relative fault of the Parties the extent to which HOKU’s release and indemnification under this Section 10.2 shall be enforced.

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.3 The foregoing indemnification obligations are each Party’s sole and exclusive remedy and each Party’s sole obligation with respect to any indemnification for third party claims as contemplated above.

11. Term and Termination

11.1 The Term of this Agreement shall begin on the Effective Date, and unless previously terminated as hereinafter set forth, shall remain in force for a period of seven (7) years from the Commencement Date.

11.2 Each Party may, at its discretion, upon written notice to the other Party, and in addition to its rights and remedies provided under this Agreement and at law or in equity, terminate this Agreement in the event of any of the following:

11.2.1 Upon a material breach of the other Party of any material provision in this Agreement, and failure of the other Party to cure such material breach within one hundred eighty (180) days after written notice thereof; provided, however, that such cure period shall not modify or extend the [*]-day cure period for HOKU’s delivery obligations pursuant to Section 3.4 above; and provided, further that such one hundred eighty (180) day cure period shall not apply to GEWD’s failure to make any payment to HOKU pursuant to this Agreement. In the event of GEWD’s failure to make payment on the [*]-day payment terms set forth in Section 6.1 hereof, termination by HOKU shall require the issuance of a written notice of default containing the threat of immediate termination if payment is not made within an additional grace period of not less than ten (10) business days;

11.2.2 Upon the voluntary or involuntary initiation of bankruptcy or insolvency Proceedings against the other Party; provided, that for an involuntary bankruptcy or insolvency Proceeding, the party subject to the Proceeding shall have sixty (60) business days within which to dissolve the Proceeding or demonstrate to the terminating Party’s satisfaction the lack of grounds for the initiation of such proceedings; or

11.2.3 In accordance with the provisions of Section 15 (Force Majeure) below.

11.3 HOKU shall have the right to terminate this Agreement if, following the Effective Date of this Agreement, (i) GEWD fails to make the Initial Deposit pursuant to this Agreement; or (ii) GEWD does not provide the Primary Letter of Credit within the time period specified in Section 5.3 above. Such termination right shall be immediate, and shall not be subject to any cure period otherwise provided in this Agreement. IN THE EVENT OF A TERMINATION BY HOKU PURSUANT TO CLAUSE (ii) ABOVE, THEN HOKU SHALL BE ENTITLED TO RETAIN AS LIQUIDATED DAMAGES THE ENTIRE AMOUNT OF THE INITIAL DEPOSIT. UPON FORFEITURE OF THE INITIAL DEPOSIT AS LIQUIDATED DAMAGES, ALL CLAIMS, OBLIGATIONS AND LIABILITIES OF GEWD DERIVING FROM OR RELATING TO THIS AGREEMENT AND ITS TERMINATION SHALL BE DEEMED TO BE DISCHARGED AND FINALLY SETTLED.

11.4 HOKU and GEWD shall each have the right to terminate this Agreement if on or before March 31, 2008, HOKU has been unable to secure financing for the HOKU Facility (including the

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Initial Capacity and the Expansion Capacity) under terms satisfactory to HOKU, or if the aggregate principal amount of the long term debt components of such financing exceeds $[*] for the Initial Capacity, in addition to such other reasonably required debt in order to finance the Expansion Capacity, based on HOKU’s good faith estimated project cost (including, but not limited to, all construction service and materials costs, all engineering and design services, all equipment, all professional services fees, all costs and interest payments necessary for financing, working capital, accounts payable and inventory) of approximately $[*] for the Initial Capacity, in addition to such other reasonably required costs for the Expansion Capacity. In the event of such a termination by HOKU or GEWD, HOKU shall repay in full the Initial Deposit and return the GEWD Letters of Credit, after which, this Agreement shall be deemed cancelled.

11.5 GEWD shall have the right to terminate this Agreement if (i) GEWD is unable to perfect the security interests in the Collateral granted by HOKU pursuant to Section 7 of this Agreement prior to the first draw against the GEWD Letters of Credit for reasons for which HOKU is primarily responsible, (ii) if HOKU grants any security interests securing borrowed or advanced funds senior to GEWD’s security interests, other than security interests granted by HOKU in favor of the Senior Lenders, or if HOKU materially breaches Section 7.7 of this Agreement, (iii) HOKU is unable to complete the [*] and the [*] in accordance with the provisions of Sections 5.2.1 and 5.2.3 above, or (iv) if the Commencement Date of this Agreement as defined in Section 1.2 above does not take place on or before December 31, 2009. If GEWD terminates this Agreement pursuant to items (i), (ii) or (iii) above, then HOKU shall refund to GEWD any portion of the Total Deposit that has been paid to HOKU, and HOKU shall be liable to GEWD for any provable costs that GEWD cannot otherwise recover that are caused or incurred due to this Agreement, provided that the amount of damage shall not exceed a rate of interest on the Total. Deposit that had been previously paid to HOKU prior to such termination calculated at a rate of [*] per annum for the time that such amount was held by HOKU and accruing from the date of payment to HOKU until such time as HOKU refunds this amount to GEWD; provided, however, that IN NO EVENT SHALL HOKU OR GEWD BE LIABLE FOR ANY CLAIMS, LOSSES OR DAMAGES OF ANY INDIVIDUAL OR ENTITY FOR LOST PROFITS OR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR EXEMPLARY DAMAGES, HOWSOEVER ARISING, EVEN IF HOKU OR GEWD, AS APPLICABLE, HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.6 Upon the expiration or termination of this Agreement howsoever arising and subject always to the provisions of Section 11.8 below, the following sections, shall survive such expiration or termination; Section 1 (Definitions); Section 5.6 (GEWD Letter of Credit, Dispute Resolution); Section 8 (Warranty); Section 9 (Return Goods Policy); Section 10 (Mutual Indemnities); Section 11 (Term and Termination); Section 12 (Limitation of Liability); Section 13 (Confidentiality); and Section 16 (General Provisions).

11.7 Upon expiration or termination of this Agreement for any reason after the Commencement Date, all outstanding shipments of the Minimum Annual Quantity of Product for the month in which such termination or expiration becomes effective, including any undelivered Product from an earlier month, shall be completed by HOKU and paid for by GEWD, and for this purpose and to that extent, the provisions of this Agreement shall continue in full force and effect.

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

11.8 If, prior to the Commencement Date, GEWD or HOKU terminates this Agreement pursuant to Sections 11.2.1 (but subject to 11.9 hereof), 11.2.2, 11.2.3, or 11.5, then HOKU shall repay to GEWD the entire amount of the Total Deposit and return the GEWD Letters of Credit. In the event of termination by GEWD or HOKU subsequent to the Commencement Date of this Agreement pursuant to Section 11.2. HOKU shall repay to GEWD any remaining amount of the Total Deposit not credited against shipments already made, or Products already in the process of being manufactured in compliance with the Quality Specifications that can subsequently be shipped within ninety (90) days of GEWD’s termination; provided, however, that if GEWD, subsequent to the Commencement Date, is in material breach of this Agreement at the time it terminates this Agreement, then HOKU shall not be required to repay any remaining amount of the Total Deposit until such time as a final and unappealable court judgment or arbitration award, as applicable pursuant to Section 16.2 hereof has been rendered. Damages to be paid by GEWD shall be in the amount set forth in the said court decision or arbitration award, as applicable.

11.9 Liquidated Damages. THE PARTIES ACKNOWLEDGE AND AGREE THAT ANY MATERIAL BREACH OF THIS AGREEMENT BY GEWD MAY CAUSE IRREPARABLE AND IMMEASURABLE DAMAGE TO HOKU. BECAUSE IT IS DIFFICULT TO MEASURE THESE DAMAGES, IN THE EVENT THAT THIS AGREEMENT IS TERMINATED BY HOKU BY REASON OF A MATERIAL BREACH PURSUANT TO SECTION 11.2.1 ON THE PART OF GEWD, AND GEWD’S FAILURE TO CURE SUCH BREACH WITHIN THE 180 DAY TIME PERIOD SPECIFIED IN SECTION 11.2.1 HEREOF, THEN HOKU SHALL BE ENTITLED TO RETAIN AS LIQUIDATED DAMAGES, THE TOTAL DEPOSIT (OR ANY REMAINING PORTION THEREOF NOT CREDITED AGAINST PRODUCT SHIPMENTS). ANY AMOUNTS DUE FOR DELIVERED OR UNDELIVERED PRODUCT UNDER THIS AGREEMENT ARE STILL DUE, UNLESS OTHERWISE AGREED BY BOTH PARTIES IN WRITING.

12. Limited Liability

12.1 IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR EXEMPLARY OR PUNITIVE DAMAGES, EVEN IF GEWD OR HOKU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.2 NOTWITHSTANDING THE RECOVERY OF COSTS AS SET FORTH IN SECTIONS 11.4, 11.5 AND 11.8 ABOVE, NEITHER PARTY’S TOTAL LIABILITY TO THE OTHER FOR ANY KIND OF LOSS, DAMAGE OR LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, UNDER ANY THEORY OF LIABILITY, SHALL EXCEED IN THE AGGREGATE THE TOTAL DEPOSIT AS SET FORTH IN SECTION 5.2 ABOVE, EXCEPT WITH RESPECT TO GEWD’S CONTINUING OBLIGATION TO PURCHASE THE PRODUCTS AS SET FORTH HEREIN.

13. Confidentiality

13.1 Confidential Information. Each Party shall use reasonable efforts to retain the other Party’s proprietary and confidential information received after the Effective Date pursuant to this Agreement (“Confidential Information”) in confidence and not disclose the same to any third party nor

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

use the same, except as expressly permitted. The following information shall not constitute Confidential Information for purposes of this Section 13:

13.1.1 any information that is available, or becomes available, to the general public without fault of the receiving Party;

13.1.2 any information that was in the possession of the receiving Party on a non-confidential basis prior to receipt of the same from the disclosing Party;

13.1.3 any information that is obtained by the receiving Party without an obligation of confidence from a third party who is rightfully in possession of such information and is under no obligation of confidentiality to the disclosing Party;

13.1.4 any information that the receiving Party is legally required to disclose; or

13.1.5 any information that is independently developed by the receiving Party.

For the purpose of this Section 13.1.1, a specific item of Confidential Information shall not be deemed to be within the foregoing exceptions merely because it is embraced by more general information in the public domain or in the possession of the receiving Party. In addition, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain or in the possession of the receiving Party, but only if the combination itself and its principle of operation are in the public domain or in the possession of the receiving Party.

13.2 Disclosure of Confidential Information. If the receiving Party becomes legally compelled to disclose any of the disclosing Party’s Confidential Information, the receiving Party shall promptly advise the disclosing Party of such legal compulsion in order that the disclosing Party may seek a protective order or such other remedy as the disclosing Party may consider appropriate in the circumstances. The receiving Party shall disclose only that portion of the disclosing Party’s Confidential Information, which it is legally required to disclose. Notwithstanding the foregoing, either Party may publicly disclose the material terms of this Agreement pursuant to the Untied States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, Section 15 of the German Securities Trading Act (Wertpapierhandeisgesetz) as amended, or other applicable law; provided, however, that the Party being required to disclose the material terms of this Agreement shall provide reasonable advance notice to the other Party, and shall use commercially reasonable efforts to obtain confidential treatment from the applicable governing entity for all pricing and technical information set forth in this Agreement

13.3 Return of Confidential Information. Upon written request at termination by the disclosing Party, all Confidential Information in whatever form shall be returned to the disclosing Party upon termination of this Agreement, without retaining copies thereof except that one copy of all such Confidential Information may be retained by the other Party’s legal department solely for the purpose of policing this Agreement.

13.4 Disclosure to Third Parties. Notwithstanding the above in this Article 11, HOKU shall have a right to disclose GEWD’s Confidential Information to third parties, including, without

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

limitation, HOKU’s investment banks and lenders, to the extent reasonably necessary for HOKU to accomplish its responsibilities contemplated hereunder; provided, however, that such disclosure to third parties shall be made under confidentiality terms and conditions deemed by HOKU to be reasonable.

13.5 Survival. The obligation of confidentiality under this Article 13 survives for five (5) years following the termination of this Agreement.

13.6 Integration of Prior Agreement. This Section 13 expressly supercedes all prior confidentiality agreements, oral and written, between HOKU and GEWD.

14. Inspection Rights

14.1 GEWD shall have the right, at its own cost and expense, during normal business hours and with reasonable prior notice to HOKU, to have access to and inspect those areas of HOKU’s plant relating to the performance of HOKU’s obligations hereunder, subject to such reasonable requirements to preserve confidentiality as HOKU may reasonably require.

15. Force Majeure

15.1 Neither Party shall be liable to the other Party for failure of or delay in performance of any obligation under this Agreement, directly, or indirectly, owing to acts of God, war, war-like condition, embargoes, riots, strike, lock-outs and other events beyond its reasonable control, provided, however, that the non-performing Party shall not be so excused to the extent such default ore delay is attributable to such non-performing Party failing to use reasonable efforts to prevent or such non-performing Party causing such default or delay, and such default or delay could not reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means. Notwithstanding the foregoing, a strike, lock-out or other labor dispute involving a Party (or, in the case of Supplier, a subcontractor or supplier) and its own personnel will not excuse such Party from performing its obligations hereunder. In such event, the non-performing Party will be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent without delay. If such failure or delay occurs, the affected Party (i.e., the party that is unable to perform) shall notify the other Party of the occurrence thereof as soon as possible, and the Parties shall discuss the best way to resolve the event of force majeure. If the conditions of force majeure apply for a period of more than two (2) consecutive calendar months, the non-affected Party shall be entitled to terminate this Agreement by written notice to other Party.

16. General Provisions

16.1 This Agreement shall be construed under and governed by the laws of the State of California, U.S.A.

16.2 Upon notice from one Party to the other of a dispute hereunder, the Parties agree to hold a meeting within thirty (30) days of receipt of such notice with at least one (1) representative from each Party who has decision-making authority for such company. At this meeting, the Parties will attempt to resolve the dispute in good faith,. If, after the meeting, the dispute has not been resolved, only

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

then may a Party resort to arbitration. Any such arbitration shall be in Santa Clara County, the State of California, USA in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. As the only exceptions to any of the above: (a) if a party is entitled to seek injunctive or other equitable relief, this section shall not be deemed to be a bar to the party seeking such relief if such relief is wholly non-monetary injunctive or other equitable relief, in which case such action, suit or proceeding may be brought in any court of competent jurisdiction located in the United States. The terms of this section shall apply regardless of the country of origin of any problem. Further, each party agrees that any judgment rendered in arbitration, or by a state or federal court located in the United States (as applicable) is a valid and binding judgment, entitled to recognition and enforcement in and by any court, tribunal, judge, jury or other body exercising judicial functions located in the country of the applicable party (collectively, a “Local Court”). Each Party agrees that any such judgment may be entered into evidence in any suite, action or proceeding commenced in any Local Court and hereby irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any objection that it may now or hereafter have relating to the validity of any such judgment and its introduction into evidence in any suit, action or proceeding in any Local Court, and further irrevocably waives and agrees not to plead or claim in any such suit, action or proceeding that the judgment may not be recognized or enforced by such Local Court.

16.3 This Agreement, in whole or in part, may not be assigned to a third party without prior written consent of the other Party; provided, however, that HOKU may assign this Agreement without the prior consent of GEWD in connection with the merger or acquisition of HOKU, or the sale of all or substantially all of the assets or stock of HOKU. If this Agreement is assigned effectively to any third party, this Agreement shall bind upon successors and assigns of the parties hereto. GEWD may assign this Agreement to any of its affiliates without the prior written consent of HOKU; provided, however, that GEWD shall remain jointly and severally liable for any breach of this Agreement by such affiliate. Furthermore, GEWD may assign and transfer its rights in the Collateral, in whole or in part, to a subsidiary, affiliate or third party for the refinancing of the Initial Deposit, Main Deposit and/or the Letters of Credit. Notwithstanding anything to the contrary herein, more than [*] of the equity interest in HOKU shall be held by Hoku Scientific, Inc. or a wholly-owned subsidiary of Hoku Scientific, Inc. (“Hoku Holdings”) during the term of this Agreement and such company shall otherwise control HOKU. [*]. Correspondingly, more than [*] of the equity interest in GEWD shall be held by Solar-Fabrik AG or a wholly-owned subsidiary of Solar-Fabrik AG (“SFAG Holdings”) during the term of this Agreement and such company shall otherwise control GEWD. [*].

16.4 Except as provided elsewhere in this Agreement, a notice is effective only if the Party giving or making the notice has complied with this Section 16.4 and if the addressee has received the notice. A notice is deemed to have been received as follows:

1.	If a notice is delivered in person, or sent by registered or certified mail, or nationally or internationally recognized overnight courier, upon receipt as indicated by the date on the signed receipt;

2.	If a notice is sent by facsimile, upon receipt by the Party giving the notice of an acknowledgment or transmission report generated by the machine from which the

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

facsimile was sent indicating that the facsimile was sent in its entirety to the addressee’s facsimile number, or

3.	If a notice is sent by e-mail, upon receipt by the Party giving the notice of an acknowledgment or transmission report indicating that the e-mail was sent in its entirety to the addressee’s e-mail address.

Each Party giving a notice shall address the notice to the appropriate person at the receiving Party at the address listed below or to a changed address as the Party shall have specified by prior written notice:

GEWD:

GLOBAL EXPERTISE WAFER DIVISION LTD.

22.01, Level 22 Menara Citibank

165 Jalan Ampang

50450 Kuala Lumpur, Malaysia

Attn: Mr. Paul Atkinson, President

E-Mail: [*]

Facsimile: [*]

With copy to:

SOLAR-FABRIK AG

Munzinger Strasse 10,

79111 Freiburg, Germany

Attn: Mr. Christph Paradeis, CEO

E-mail: [*]

Facsimile: [*]

HOKU:

HOKU MATERIALS, INC.

One Hoku Way

Pocatello, Idaho 83201 USA

Attn: Mr. Dustin Shindo, CEO

E-mail: [*]

Facsimile:

With a copy to:

HOKU SCIENTIFIC, INC.

1075 Opakapaka Street

Kapolei, Hawaii 96707, USA

Attn: Mr. Dustin Shindo, CEO

E-mail: [*]

Facsimile: +1-808-682-7800

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

16.5 The waiver by either Party of the remedy for the other Party’s breach of or its right under this Agreement will not constitute a waiver of the remedy for any other similar or subsequent breach or right.

16.6 If any provision of this Agreement is or becomes, at any time or for any reason, unenforceable or invalid, no other provision of this Agreement shall be affected thereby, and the remaining provisions of this Agreement shall continue with the same force and effect as if such unenforceable or invalid provisions had not been inserted in this Agreement

16.7 No change, modifications or alterations to this Agreement shall be valid unless reduced to writing and duly signed by respective authorized representatives of the Parties.

16.8 The relationship of the Parties hereto is that of vendor and purchase, and no employment, agency, trust, partnership or joint venture is created by, or shall be founded upon, this Agreement. Each Party further acknowledges that neither it nor any party acting on its behalf shall have any right, power or authority, implied or express, to obligate the other Party in any way, and that each respective Party is and shall act as an independent contractor, maintaining full responsibility and complete control of all its respective employees and operations.

16.9 Neither Party shall make any announcement or press release regarding this Agreement or any terms thereof without the other Party’s prior written consent; provided, however, that the Parties will work together to issue a joint press release within two (2) days after execution of this Agreement.

16.10 This Agreement constitutes the entire agreement between the Parties and supersedes all prior proposal(s) and discussions, relative to the subject matter of this Agreement and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein. No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended to be construed to confer upon or give to any Person, other than the Parties and their successors or permitted assigns, any right to remedy under or by reason of this Agreement.

16.11 The headings are inserted for convenience of reference and shall not affect the interpretation and or construction of this Agreement.

16.12 Words expressed in the singular include the plural and vice-versa.

16.13 This Agreement may be executed in counterparts, and both when so executed and delivered shall be an original, but the counterparts shall together constitute one and the same instrument. The Article and Section headings are inserted for convenience only and are not to be construed as part of this Agreement.

16.14 Each Party hereto hereby acknowledges that money damages would not be a sufficient remedy for any breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced. Therefore, the rights and obligations of the Parties under this

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. The right of a Party hereto to specific performance shall be in addition to all other legal or equitable remedies available to such Party.

(This space intentionally left blank.)

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties have executed this Supply Agreement as of the date first set forth above.

GEWD:		HOKU:

GLOBAL EXPERTISE WAFER DIVISION LTD.		HOKU MATERIALS, INC.

By:		By:
Name:	Paul D. Atkinson	Name:	Dustin Shindo
Title:	President	Title:	Chairman & CEO
Authorized Signatory		Authorized Signatory

SIGNATURE PAGE TO SUPPLY AGREEMENT

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX 1

PRICING SCHEDULE

Contract Year	Quantity	Price/ kg
1	[*]	$[*]

2	[*]	$[*]

3	[*]	$[*]

4	[*]	$[*]

5	[*]	$[*]

6	[*]	$[*]

7	[*]	$[*]

TOTAL	[*]

If there is uncertainty in price between the delivery period and the total quantity for that period based on the table above, the price assigned to the quantity shall prevail. For example, the first [*] shall be invoiced at $[*], regardless of when it is shipped (early or late).

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

APPENDIX 1

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX 1 (A)

PRICING SCHEDULE

Contract Year	Quantity	Price/ kg

1	[*]	$[*]

2	[*]	$[*]

3	[*]	$[*]

4	[*]	$[*]

5	[*]	$[*]

6	[*]	$[*]

7	[*]	$[*]

TOTAL	[*]

If there is uncertainty in price between the delivery period and the total quantity for that period based on the table above, the price assigned to the quantity shall prevail. For example, the first [*] shall be invoiced at $[*], regardless of when it is shipped (early or late).

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

APPENDIX 1

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX 2

PRODUCT SPECIFICATION

Type	Bulk elements	Value	Unit

Donors	[*]	[*]	[*]

Acceptors	[*]	[*]	[*]

Carbon Levels (at time of [*] Test and during first 6 months after Commencement Date)	[*]	[*]	[*]

Carbon Levels (6 months after Commencement Date)	[*]	[*]	[*]

Total Metals	[*]	[*]	[*]

Product Specifications shall be tested in accordance with the following procedures: [*]. Certification shall be based upon the application of the following testing standards:

[*]

[*]

[*]

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

APPENDIX 2

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX 3

GEWD LETTERS OF CREDIT

To:

Attn:

(the “Beneficiary” or “COLLATERAL AGENT”)

March [•], 2007

Irrevocable Letter of Credit

[Note: Please provide for return of Letters of Credits after Demand.]

1. Definitions

In this Letter of Credit:

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in the United States.

“1st Demand” means a demand for payment of 60% of the Total L/C Amount under this Letter of Credit in the form of Schedule A to this Letter of Credit.

“2nd Demand” means a demand for payment 40% of the Total L/C Amount under this Letter of Credit in the form of Schedule B to this Letter of Credit.

“Credit Agreement” means that Credit Agreement to be entered into by HOKU with an affiliate of [*] as Administrative Agent and Collateral Agent and such lenders who shall from time to time become parties thereto providing senior secured financing for the polysilicon production plant contemplated in the HOKU Supply Agreement.

“Expiry Date” means 12.00 p.m. (U.S. Pacific Time) on the last day of 24 calendar months following the execution date of the underlying Agreement concluded between the Beneficiary and Global Expertise Wafer Division Ltd., Suite 22.01, Level 22 Menara Citibank, 165 Jalan Ampang, 50450 Kuala Lumpur, Malaysia (“GEWD”) with the right of Beneficiary to extend until the Renewed Expiry Date as hereinafter defined.

“HOKU Supply Agreement” is the Supply Agreement which has been entered into by Hoku Materials, Inc., a Delaware corporate (“HOKU”) and GEWD on 18 June 2007 and is the underlying agreement of this Letter of Credit.

“Independent Engineer” means the professional engineer that is reasonably acceptable to both [*], and [*] who have confirmed such acceptability to both Parties; provided, however, that such independent engineer shall not be a competitor to HOKU.

“Officer of GEWD” means an officer of GEWD who is also holding a management position with Solar-Fabrik AG, Munzinger Strasse 10, 79111 Freiburg, Germany or a manager of Solar-Fabrik AG duly authorized to act on behalf and in the name of GEWD, such due authorization to be demonstrated by appropriate documents.

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

APPENDIX 3

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“[*] Certificate” means the certificate to be executed and notarized by the Parties or the Independent Engineer, as applicable, in the form attached hereto as Exhibit A.

“Renewed Expiry Date” means 12.00 p.m. (U.S. Pacific Time) on June 1, 2009.

“Renewal Notice” means the written notice by Beneficiary to renew this Letter of Credit until June 1st 2009 to be received by the Issuing Bank by 12.00 p.m. (U.S. Pacific Time) on the Expiry Date. If the Expiry Date falls on a holiday, the Renewal Notice must be received on the first Business Day following the Expiry Date.

“[*] Certificate” means the certificate to be executed and notarized by the Parties, or the Independent Engineer, as applicable, in the form attached hereto as Exhibit B.

“Total Deposit” means _______________________ U.S. Dollars ($__________), i.e. the Total L/C Amount plus an initial deposit paid by GEWD to Beneficiary in the amount of two million U.S. Dollars ($2,000,000).

“Total L/C Amount” means the Main Deposit, as defined in the HOKU Supply Agreement, in the amount of ____________________ Dollars ($__________).

2. Issuing Bank’s Agreement

(a)	The Beneficiary may request drawings under this Letter of Credit by giving the Bank a duly completed 1st Demand or 2nd Demand (hereinafter collectively referred to as the “Demand”). A Demand must be received by the Issuing Bank by not later than 12.00 p.m. (U.S. Pacific Time) on the Expiry Date or on the Renewed Expiry Date, respectively, provided that a timely Renewal Notice was received by the Issuing Bank.

(b)	Subject to the terms of this Letter of Credit, the Issuing Bank unconditionally and irrevocably undertakes to the Beneficiary that, within [ten] [10] Business Days of receipt by it of a Demand, it must pay to the Beneficiary the amount demanded in that Demand.

(c)	The Issuing Bank will not be obliged to make payment under this Letter of Credit if, as a result, the aggregate of all payments made by it under this Letter of Credit would exceed the Total L/C Amount.

(d)	The Issuing Bank understands that all rights of Beneficiary under this Letter of Credit will be assigned to the Collateral Agent under the Credit Agreement for security purposes and Issuing Bank consents to such assignment and agrees to provide to the Collateral Agent under the Credit Agreement such further assurances as shall from time to time be requested of such consent and such other matters as shall be reasonably requested by such Collateral Agent relating to the availability of draws under this Letter of Credit.

3. Expiry

(a)	The Issuing Bank will be released from its obligations under this Letter of Credit on the date (if any) notified by the Beneficiary and Collateral Agent to the Issuing Bank as the date upon which the obligations of the Issuing Bank under this Letter of Credit are released.

(b)	Unless previously released under paragraph (a) above, or unless it has received a timely Renewal Notice by no later than 12.00 p.m. (U.S. Pacific Time) on the Expiry Date, the

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

APPENDIX 3

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

obligations of the Issuing Bank under this Letter of Credit will cease with no further liability on the part of the Issuing Bank except for any Demand validly presented under the Letter of Credit that remains unpaid at 12.00 p.m. (U.S. Pacific Time) on the Renewed Expiry Date.

(c)	When the Issuing Bank is no longer subject to further obligations under this Letter of Credit, the Beneficiary must return the original of this Letter of Credit to the Issuing Bank.

4. Payments

All payments under this Letter of Credit shall be made in United States dollars, for value on the due date to the account of the Beneficiary specified in the Demand and contingent of the fulfillment of the stipulations made under Clause 5 (“Delivery of Demand”) hereof.

5. Delivery of Demand

(a)	Both the 1st Demand and the 2nd Demand shall be in writing, subject to the stipulations made in this Clause 5, and, unless otherwise stated, must be made by letter and must be received in legible form by the Issuing Bank at its address and by the particular department of officer (if any) as follows:

[• (Information re. Issuing Bank)]

(b)	The 1st Demand must be received by the Issuing Bank and accompanied by the items described in (I) or (II) below:

I.	(i) the [*] Certificate bearing the notarized signatures of both HOKU’s Chief Executive Officer and the Officer of GEWD certifying that the [*] has been successfully completed. The form of the [*] Certificate is attached hereto as Exhibit 1;

(ii) A Certificate of Incumbency of HOKU bearing the notarized signature of the secretary of HOKU which certifies that HOKU’s Chief Executive Officer has been duly elected and is currently holding the office of Chief Executive Officer; and

(iii) A Certificate of Incumbency of GEWD bearing the notarized signature of the secretary of GEWD which certifies that the Officer of GEWD has been duly elected and is currently holding an office with GEWD.

Or

II.	(i) the [*] Certificate bearing the notarized signature of the Independent Engineer certifying that the [*] has been successfully completed;

(ii) a letter of the [*] confirming that the Independent Engineer has been mutually appointed and is acceptable for the relevant subject matter under this Agreement; and

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

APPENDIX 3

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(iii) a letter of [*] confirming that the Independent Engineer has been mutually appointed and is acceptable for the relevant subject matter under this Agreement.

(c)	The 2nd Demand must be received by the Issuing Bank by no later than [*] days from the date of the receipt of the 1st Demand and must be accompanied by the items described in (I) or (II) below.

I.	(i) the [*] Certificate bearing the notarized signatures of both HOKU’s Chief Executive Officer and the Officer of GEWD certifying that the [*] as defined in the HOKU Supply Agreement has been successfully completed and the values set out in the specifications have been met. The form of the [*] Certificate is attached hereto as Exhibit 2;

(ii) A Certificate of Incumbency of HOKU bearing the notarized signature of the secretary of HOKU which certifies that HOKU’s Chief Executive Officer has been duly elected and is currently holding the office of Chief Executive Officer; and

(iii) A Certificate of Incumbency of GEWD bearing the notarized signature of the secretary of GEWD which certifies that the Officer of GEWD has been duly elected and is currently holding an office with GEWD.

Or

II.	(i) the [*] Certificate bearing the notarized signature of the Independent Engineer certifying that the [*] has been successfully completed;

(ii) a letter of the [*] confirming that the Independent Engineer has been mutually appointed and is acceptable for the relevant subject matter under this Agreement; and

(iii) a letter of [*] confirming that the Independent Engineer has been mutually appointed and is acceptable for the relevant subject matter under this Agreement.

6. Renewal

The Beneficiary may renew the term of this Letter of Credit to run until 12.00 p.m. (U.S. Pacific Time) until the Renewed Expiry Date by Renewal Notice to the Issuing Bank and copy to GEWD. The Renewal Notice must have been received by the Issuing Bank by no later than 12.00 p.m. (U.S. Pacific Time) on the Expiry Date.

7. Assignment

The Beneficiary’s rights under this Letter of Credit may not be assigned or transferred except to HOKU in accordance with a general release by Collateral Agent of its security interests in HOKU pursuant to the Credit Agreement.

8. Uniform Rules and Customs for Documentary Letters of Credit

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

APPENDIX 3

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Except to the extent it is inconsistent with the express terms of this Letter of Credit, this Letter of Credit is subject to the Uniform Rules and Customs for Documentary Letters of Credit (Publication of the International Chamber of Commerce #500, 1993 revision).

9. Governing Law and Jurisdiction

This Letter of Credit is governed by the laws of the United States. Its Courts shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter of Credit to the extent the issuing Bank is a party to the dispute.

Yours faithfully,

[Issuing Bank]

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

APPENDIX 3

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE A

1st Demand

To: [ISSUING BANK]

[Date]

Letter of Credit in favor of __________________, (the “Letter of Credit”)

1st Demand

Dear Sirs,

We refer to the Letter of Credit. Terms defined in the Letter of Credit have the same meaning when used in this Demand.

1.	We certify that the sum of ______________ U.S. dollars ($____________) is due under the HOKU Supply Agreement and GEWD is more than fifteen (15) days past due in paying such amount to HOKU. We therefore demand payment of the above sum.

2.

We also certify that the requirements regarding the form of this 1st Demand under the HOKU Supply Agreement and the Letter of Credit have been met. In this regard, we have attached to this 1st Demand the [*] Certificate which bears the notarized signatures of (A) both HOKU’s Chief Executive Officer and (i) an officer of GEWD who is also holding a management position with Solar-Fabrik AG, Munzinger Strasse 10, 79111 Freiburg, Germany or (ii) a manager of Solar-Fabrik AG duly authorized to act on behalf and in the name of GEWD, such due authorization to be demonstrated by appropriate documents (such person hereinafter “Officer of GEWD”); or (B) the Independent Engineer, certifying that the [*] has been successfully completed. In the latter case, we have additionally attached to this 1st Demand (i) the letter of the [*] confirming that the Independent Engineer has been mutually appointed and is acceptable and (ii) the letter of [*] confirming that the Independent Engineer has been mutually appointed and is acceptable.

3.	If the [*] Certificate is signed by HOKU, then a notarized Certificate of Incumbency of HOKU bearing the notarized signature of the secretary of HOKU which certifies that HOKU’s Chief Executive Officer has been duly elected and is currently holding the officer of Chief Executive Officer.

4.	If the [*] Certificate is signed by an Officer of GEWD, then a notarized Certificate of Incumbency of GEWD bearing the notarized signature of the secretary of GEWD which certifies that the Officer of GEWD has been duly elected and is currently holding an office with GEWD.

5.	We also certify that the requirements regarding the form of this 1st Demand under the HOKU Supply Agreement and the Letter of Credit has been met.

6.	Payment should be made to the following account:

Name:

Account Number:

Bank:

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

APPENDIX 3

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.	The date of this Demand is not later than the Expiry Date.

Yours faithfully

(Authorized Signatory)	(Authorized Signatory)

FOR

[BENEFICIARY]

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

APPENDIX 3

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE B

2nd Demand

To: [ISSUING BANK]

[Date]

Letter of Credit in favor of __________________, (the “Letter of Credit”)

2nd Demand

Dear Sirs,

We refer to the Letter of Credit. Terms defined in the Letter of Credit have the same meaning when used in this Demand.

1.	We certify that the sum of ______________ ($____________) is due under the HOKU Supply Agreement and GEWD is more than fifteen (15) days past due in paying such amount to HOKU. We therefore demand payment of the above sum.

2.

We also certify that the requirements regarding the form of this 2nd Demand under the HOKU Supply Agreement and the Letter of Credit have been met. In this regard, we have attached to this 2nd Demand the [*] Certificate which bears the notarized signatures of (A) both HOKU’s Chief Executive Officer and (i) an officer of GEWD who is also holding a management position with Solar-Fabrik AG, Munzinger Strasse 10, 79111 Freiburg, Germany or (ii) a manager of Solar-Fabrik AG duly authorized to act on behalf and in the name of GEWD, such due authorization to be demonstrated by appropriate documents (such person hereinafter “Officer of GEWD”); or (B) the Independent Engineer, certifying that the [*] has been successfully completed and the values set out in the specifications have been met. In the latter case, we have additionally attached to this 1st Demand (i) the letter of the [*] confirming that the Independent Engineer has been mutually appointed and is acceptable and (ii) the letter of [*] confirming that the Independent Engineer has been mutually appointed and is acceptable.

3.	If the [*] Certificate is signed by HOKU, then a notarized Certificate of Incumbency of HOKU bearing the notarized signature of the secretary of HOKU which certifies that HOKU’s Chief Executive Officer has been duly elected and is currently holding the officer of Chief Executive Officer.

4.	If the [*] Certificate is signed by an Officer of GEWD, then a notarized Certificate of Incumbency of GEWD bearing the notarized signature of the secretary of GEWD which certifies that the Officer of GEWD has been duly elected and is currently holding an office with GEWD.

5.	We also certify that the requirements regarding the form of this 2nd Demand under the HOKU Supply Agreement and the Letter of Credit has been met.

6.	Payment should be made to the following account:

Name:

Account Number:

Bank:

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

APPENDIX 3

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.	The date of this Demand is not later than the Expiry Date.

Yours faithfully

(Authorized Signatory)	(Authorized Signatory)

FOR

[BENEFICIARY]

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

APPENDIX 3

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX 4

[*] CERTIFICATE

This [*] Certificate is being signed and notarized pursuant to Section 5.3.3 of the Supply Agreement dated June 18, 2007 by and between HOKU MATERIALS, INC. and GLOBAL EXPERTISE WAFER DIVISION LTD. (the “Agreement”). Capitalized terms not otherwise defined herein have the meaning set forth in the Agreement.

By signing below, each party hereby certifies to the successful completion of the [*] and confirms the following:

[*]	___________________________________________

[*]:	___________________________________________

[*]:	___________________________________________

[*]:	___________________________________________

[*]:	___________________________________________

[*]:	___________________________________________

[*]:	___________________________________________

[*] (Circle “yes” or “no” below.)

YES / NO HOKU Initials and Date ____________________________________________________________

YES / NO GEWD or [*] Initials and Date _______________________________________________________

GEWD or [*]:	HOKU:

__________________________________	HOKU MATERIALS, INC.

By: _______________________________	By: ______________________________

Name: _____________________________	Name: Dustin Shindo

Title:______________________________	Title: Chairman & CEO
Authorized Signatory	Authorized Signatory

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

APPENDIX 4

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX 5

[*] CERTIFICATE

This [*] Certificate is being signed and notarized pursuant to Section 5.3.4 of the Supply Agreement dated June 18, 2007 by and between HOKU MATERIALS, INC. and GLOBAL EXPERTISE WAFER DIVISION LTD. (the “Agreement”). Capitalized terms not otherwise defined herein have the meaning set forth in the Agreement.

By signing below, each party hereby certifies to the successful completion of the [*] and confirms the following:

[*]

[*]

[*]

[*]

[*]

[*] (Circle “yes” or “no” below.)

YES / NO	HOKU Initials and Date

YES / NO	GEWD or [*] Initials and Date

GEWD or [*]:	HOKU:

HOKU MATERIALS, INC.

By:	By:

Name:	Name:	Dustin Shindo

Title:	Title:	Chairman & CEO

Authorized Signatory	Authorized Signatory

GEWD Initials & Date /s/ PDA 2007/06/18	HOKU Initials & Date /s/DS 6/18/2007

APPENDIX 5